EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-34622, 333-55142, 33-40156, 333-105273 and 333-108712 on Forms S-3 and
Nos. 33-44814, 33-63023, 333-52413, 333-52415, 333-63144 and 333-106008 on
Forms S-8 of Northeast Utilities (the Company) of our reports dated
February 23, 2004 (which express an unqualified opinion and include an explanatory paragraph with respect to the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, effective January 1, 2001; its adoption in 2002 of SFAS No. 142, Goodwill and Other Intangible Assets; and its adoption in 2003 of EITF 03-11, Reporting Realized Gains and Losses on Derivative Instruments that are Subject to FASB Statement No. 133 and not "Held for Trading Purposes" as Defined in Issue No. 02-3 and Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities) appearing in and incorporated by reference in this Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
    Deloitte & Touche LLP

Hartford, Connecticut
March 12, 2004